VAVRINEK, TRINE, DAY & CO., LLP
Certified Public Accountants

VALUE THE *difference*

Exhibit 16.1

May 25, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Commissioners:

We have read the statements made by BayCom Corp, which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of From 8-K, as part of the Form 8-K of BayCom Corp dated May 24, 2018. We agree with the statement concerning our Firm in such Form 8-K.

Yours truly,

Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
May 25, 2018